UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 27, 2007

Kansas City Southern
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

427 West 12th Street, Kansas City, Missouri		64105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	816-983-1303

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 27, 2007, The Kansas City Southern Railway Company ("KCSR"), a wholly-owned subsidiary of Kansas City Southern (the "Company"), entered into a Participation Agreement (the "Participation Agreement") between KCSR, KCSR 2007-1 Statutory Trust (acting through U.S. Bank Trust National Association as Owner Trustee) (the "Trust"), GS Leasing (KCSR 2007-1) LLC (the "Owner Participant"), Wilmington Trust Company (the "Indenture Trustee"), and KfW (the "Loan Participant") with respect to thirty (30) Electro-Motive Diesel, Inc. SD70ACe locomotives and thirty (30) General Electric ES44AC locomotives (collectively, the "Locomotives").

Pursuant to the terms of the Participation Agreement, KCSR agreed to sell the Locomotives to the Trust for an aggregate purchase price of approximately $127.5 million (the "Purchase Price"). The Owner Participant agreed to contribute a portion of the aggregate Purchase Price to the Trust in exchange for one hundred percent (100%) ownership of the beneficial interest of the Trust.

The Participation Agreement permits two closings. The first closing took place on September 27, 2007, with respect to fifty (50) of the locomotives at which time the Trust paid KCSR an aggregate of $106.8 million to purchase these locomotives. The Participation Agreement requires that the second closing take place prior to November 30, 2007.

KCSR and the Trust also entered into an Equipment Lease Agreement on September 27, 2007 (the "Lease"), pursuant to the terms of which KCSR agreed to lease the Locomotives from the Trust for an initial term of approximately twenty years. KCSR is obligated to pay rent on the Locomotives bi-annually with the first rent payment due and payable on January 1, 2008, and the remaining rent payments due and payable on July 1 and January 1 of each year during the term of the Lease with the final rent payment due on September 27, 2027. Subject to certain adjustments provided in the Participation Agreement and the Lease, the aggregate of the rent payments for the first fifty (50) locomotives leased to KCSR by the Trust is approximately $132.8 million.

The Lease contains representations, warranties and covenants typical of such equipment leases. Events of default in the Lease include, but are not limited to, certain payment defaults, certain bankruptcy and liquidation proceedings and the failure to observe or perform any covenants or agreements contained in the Lease. Any event of default could trigger acceleration of KCSR's payment obligations under the terms of the Lease.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 above and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

October 3, 2007	By:	Paul J. Weyandt

Name: Paul J. Weyandt
Title: Senior Vice President-Finance & Treasurer